UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
LULULEMON ATHLETICA INC.
(Exact name of registrant as specified in its charter)

Delaware	20-3842867
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

2285 Clark Drive Vancouver, British Columbia, Canada	V5N 3G9
(Address of principal executive offices)	(Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $.01 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-142477
Securities to be registered pursuant to Section 12(g) of the Act:
Not applicable

ITEM 1.    Description of Registrant’s Securities to be Registered.
                  A description of the Common Stock, par value $0.01 per share (“Common Stock”), of lululemon athletica inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus that constitutes part of the Registrant’s Registration Statement on Form S-1 (File No. 333-142477) initially filed with the U.S. Securities and Exchange Commission on May 1, 2007, as amended from time to time, and is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes a description of the securities to be registered hereunder shall be deemed to be incorporated by reference into this Registration Statement.
ITEM 2.    Exhibits.
                  Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LULULEMON ATHLETICA INC.

Date: July 19, 2007	By:	/s/ Robert Meers
	Name:	Robert Meers
	Title:	Chief Executive Officer